UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive
San Antonio, Texas		78216-6999
(Address of principal executive offices)		(Zip Code)

(210) 828-8484
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 7.01 Regulation FD Disclosure.

On April 18, 2005 Tesoro Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it had voluntarily prepaid the remaining $96 million principal balance of its senior secured term loans plus a 1% prepayment premium. The Company will record a pretax charge in the 2005 second quarter totaling approximately $3 million related to the prepayment. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)         Exhibits.

99.1       Press Release issued on April 18, 2005 by Tesoro Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2005
TESORO CORPORATION

	By:	/s/ GREGORY A. WRIGHT

Gregory A. Wright
Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on April 18, 2005 by Tesoro Corporation.

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